UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

CHINA GREEN LIGHTING LIMITED
(Name of Registrant as Specified in Charter)

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(1)	Title of each class of securities to which transaction applies:
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(2)	Aggregate number of securities to which transaction applies:
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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INFORMATION STATEMENT
(INTENDED TO BE DISTRIBUTED TO STOCKHOLDERS ON OR ABOUT AUGUST 2, 2011)

CHINA GREEN LIGHTING LIMITED
No. 18, Seventh Xinggong Road,
Jiangdong District, Jiangshan City,
Zhejiang, People’s Republic of China
324019
+86 (570) 435-2001
_____________________________

Notice of Stockholder Action by Written Consent

August 2, 2011

Dear Stockholder:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on June 27, 2011 (the “Record Date”), of shares of common stock, par value $0.001 per share (the “Common Stock”) of China Green Lighting Limited, a Colorado corporation (the “Company”), that holders of the majority of Common Stock have taken action by written consent as of June 27, 2011, to approve and ratify the following:

To authorize the Company’s officers and board of directors to amend the Company’s Articles of Incorporation in the state of Colorado to increase the authorized capital of the Company from Fifty Million (50,000,000) to One Hundred Million (100,000,000) shares of Common Stock.

Colorado corporation law and the Company’s bylaws permit holders of a majority of the voting power to take a stockholder action by written consent. Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon the increase of authorized shares.

We encourage you to read the attached Information Statement carefully, including the exhibits, for further information regarding these actions.  In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least twenty (20) days after the date this Information Statement has been mailed or furnished to our stockholders.  This Information Statement is first being mailed or furnished to stockholders on or about August 2, 2011.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS, AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

Sincerely,

CHINA GREEN LIGHTING LIMITED
/s/ Liu Chuanling
Liu Chuanling, Chief Executive Officer

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT
(INTENDED TO BE DISTRIBUTED TO STOCKHOLDERS ON OR ABOUT AUGUST 2, 2011)

CHINA GREEN LIGHTING LIMITED
No. 18, Seventh Xinggong Road,
Jiangdong District, Jiangshan City,
Zhejiang, People’s Republic of China
324019
+86 (570) 435-2001

Information Concerning Actions by Written Consent

Date and Purpose of Written Consent

On June 27, 2011, stockholders holding 39,200,000 shares of our Common Stock, which constitutes a majority of the voting power of our Company, took action by written consent for the purpose of approving and ratifying an amendment to the Articles of Incorporation of the Company to increase the authorized capital of the Company from Fifty Million (50,000,000) to One Hundred Million (100,000,000) shares of common stock, par value $0.001 per share (the “Amendment”).  The Amendment will not affect the number of authorized Preferred Stock, which shall remain at 1,000,000, par value $0.10 per share (“Preferred Stock”).

As a result of requirements under applicable federal securities and state law, the Amendment will be deemed effective twenty (20) calendar days after this Information Statement is sent or given to our stockholders of record as of the Record Date.

Stockholders Entitled to Notice

As of June 27, 2011 there were 40,202,200 shares of our Common Stock outstanding.  All shares of Series A Convertible Preferred Stock outstanding prior to June 27, 2011 were automatically converted into shares of Common Stock at a 1000-to-1 conversion rate in accordance with our Articles of Incorporation, as  amended.  Holders of our Common Stock, now our only outstanding voting securities, are entitled to one vote per share.  Stockholders of record at the close of business on June 27, 2011 will be entitled to receive this notice and Information Statement.

Proxies

No proxies are being solicited.

Consents Required

The approval and ratification of the Amendment requires the consent of the holders of a majority of the shares of issued and outstanding Common Stock.  No shares of Preferred Stock were outstanding as of the Record Date.

On June 27, 2011, three (3) stockholders holding an aggregate of 39,200,000 shares, or approximately 97.5% of our Common Stock, delivered written consents to us adopting the proposal set forth herein.  For a detailed breakdown of the beneficial ownership of our Common Stock, please see Security Ownership of Certain Beneficial Owners and Management below.

Information Statement Costs

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us.  We may reimburse others for expenses in forwarding Information Statement materials to the beneficial owners of our capital stock.

Security Ownership of Certain Beneficial Owners and Management

The Company has two classes of capital stock - Common Stock and Preferred Stock.  As of June 27, 2011, no shares of Preferred Stock are issued and outstanding.  Accordingly, the following table sets forth information as of June 27, 2011, regarding the beneficial ownership of the Company’s Common Stock of (i) each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Exchange Act, of more than 5% of the outstanding shares of Common Stock, (ii) each Director of the Company, (iii) each executive officer of the Company and (iv) all executive officers and Directors of the Company as a group.  Unless otherwise indicated, the address of each named beneficial owner is c/o Zhejiang Joinan Lighting Co., Ltd., No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, Zhejiang, People’s Republic of China 324019.

Each of the beneficial owners named below has sole voting and investment power with respect to the shares listed.  As of June 27, 2011, there were 40,202,000 shares of the Company’s Common Stock issued and outstanding.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage Beneficially Owned(2)

Directors and Executive Officers

Zhu Jiangtu Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, Zhejiang, People’s Republic of China 324019	13,720,000	34.1%

Liu Chuanling Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, Zhejiang, People’s Republic of China 324019	-	-

Hao Dongyang Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, Zhejiang, People’s Republic of China 324019	-	-

Liu Tianhui Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, Zhejiang, People’s Republic of China 324019	-	-

Zheng Zhongbing Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, Zhejiang, People’s Republic of China 324019	-	-

All Officers and Directors as a Group	13,720,000	34.1%

5% Stockholders

Wang Huanyong No. 2-8, Yuegui Garden, 251 West Wensan Road, Hangzhou City, Zhejiang, People’s Republic of China	7,840,000	19.5%

Wang Lixia Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, Zhejiang, People’s Republic of China 324019	17,640,000	43.8%

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Pursuant to the rules of the SEC, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2) The calculation in this column is based upon 40,202,000 shares of the Company’s common stock outstanding on June 27, 2011.

STOCKHOLDERS’ ACTION

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General Information

As of June 27, 2011, we are authorized, pursuant to our Articles of Incorporation, to issue up to Fifty Million (50,000,000) shares of our Common Stock and up to 1,000,000 shares of our Preferred Stock, par value $0.10 per share.  We propose to increase our authorized shares of Common Stock from Fifty Million (50,000,000) to One Hundred Million (100,000,000), par value $0.001 per share.

The holders of shares representing a majority of the Company’s outstanding voting stock have given their written consent to approve and ratify the increase in the number of authorized shares.  Under Colorado corporation law and the Company’s bylaws, the consent of the holders of a majority of the voting power is effective as stockholders’ approval.  We have filed an Amendment to the Articles of Incorporation of the Company (the “Amendment”) in order to increase the number of authorized shares, provided, however, that in accordance with the requirements of the Exchange Act and Regulation 14C promulgated thereunder, the increase in the number of authorized shares will become effective twenty (20) calendar days after the mailing of this Information Statement.

The Amendment will not result in any changes to the issued and outstanding shares of Common Stock of the  Company and will only affect the number of shares that may be issued by the Company in the future.

The authorized shares of Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable, without further action by our stockholders, except as may be required by applicable law or by the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded.  Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock.  Holders of Common Stock have no preemptive rights.

Reasons for the Proposal

The primary purpose of this Amendment is to make available for future issuance by us additional shares of Common Stock and to have a sufficient number of authorized and unissued shares of Common Stock to maintain flexibility in our corporate strategy and planning.  Such corporate purposes might include acquiring other businesses in exchange for shares of the Company’s Common Stock; facilitating broader ownership of the Company’s stock by effecting stock splits or issuing a stock dividend; flexibility for possible future financings; and attracting and retaining valuable employees and directors through the issuance of additional stock options or awards.  The Board of Directors believes that these additional shares will provide the Company with needed flexibility to issue shares in the future without potential expense and delay incident to obtaining stockholder approval for a particular issuance in the future.  The Company currently has no plans, understandings or agreements for the issuance or use of additional shares of Common Stock to be authorized under this Proposal.

As of June 27, 2011, we had 40,202,200 shares of Common Stock issued and outstanding.  No shares are reserved for future issuance.  Accordingly, as of June 27, 2011, 9,797,800 shares of authorized but unissued shares of Common Stock were available for future issuance.  If this proposal was not adopted, the Company may not have had sufficient additional shares of Common Stock available for future employee retention, financings, acquisitions or other corporate purposes.

In the past, the Company has utilized authorized but unissued shares for acquiring additional working capital and for incentives for employees, directors and consultants.  At the present time there are no specific plans, arrangements or understandings in existence or in process for any public or private financing or issuance of shares in an acquisition.  The Company’s current shares outstanding as of June 27, 2011, constitute in the aggregate 80.4% of its current authorized shares.  Therefore, the Board of Directors has determined that it is desirable for the Company to increase the number of shares of authorized Common Stock in order to meet needs that may arise from time to time in the future.

Principal Effects on Outstanding Common Stock

The proposal to increase the authorized capital stock will affect the rights of existing holders of Common Stock to the extent that future issuances of Common Stock will reduce each existing stockholder’s proportionate ownership and may dilute earnings per share of the shares outstanding at the time of any such issuance.  The amendment to the Articles of Incorporation will be effective upon filing with the Secretary of State, but no sooner than twenty (20) calendar days after this Information Statement is sent or given to our stockholders of record as of the Record Date.

Potential Anti-Takeover Aspects

Shares of authorized and unissued Common Stock could be issued in one or more transactions that could make it more difficult, and therefore less likely, for a takeover of the Company.  Although the Board of Directors does not have the present intention to use the additional authorized shares as an anti-takeover device, the issuance of additional Common Stock could have the effect of diluting the stock ownership of persons seeking control of the Company and the possibility of such dilution could have a deterrent effect on persons seeking to acquire control.  For example, shares of Common Stock can be privately placed with purchasers who support a board of directors in opposing a tender offer or other hostile takeover bid, or can be issued to dilute the stock ownership and voting power of a third party seeking a merger or other extraordinary corporate transaction.  Accordingly, the power to issue additional shares of Common Stock could enable the Board of Directors to make it more difficult to replace incumbent directors and to accomplish business combinations opposed by the incumbent Board of Directors.

Amendment

Article II, Section 1 of the Articles of Incorporation is amended and restated in its entirety as set forth below:

“Section 1: Number. The aggregate number of shares which the Corporation shall have authority to issue is One Hundred Million (100,000,000) Common Shares of one class, with unlimited voting rights, all with a par value of $0.001 per share and One Million (1,000,000) Preferred Shares, all with a par value of $0.10 per share, to have such classes and preferences as the Board of Directors may determine from time to time.”

A copy of the Articles of Amendment to the Articles of Incorporation is attached as Exhibit A.  The amendment to the Articles of Incorporation will be effective no sooner than twenty (20) calendar days after this Information Statement has been sent to all of our stockholders giving them notice of and informing them of the actions approved by written consent of a majority of our stockholders.

No Dissenter’s Rights

Under Colorado law, our dissenting stockholders are not entitled to appraisal rights with respect to our Amendment, and we will not independently provide our stockholders with any such right.

REASONS WE USED STOCKHOLDER CONSENT AS OPPOSED TO SOLICITATION OF
STOCKHOLDER APPROVAL VIA PROXY STATEMENT AND SPECIAL MEETING

The increase in our authorized shares of Common Stock requires an amendment to our Articles of Incorporation, which cannot proceed until stockholder approval is obtained and effective.  Stockholder approval could have been obtained by us in one of two ways: (i) by the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders meeting called for such purpose, or (ii) by a written consent of the holders of a majority of our voting securities.  However, the latter method, while it represents the requisite stockholder approval, is not deemed effective until twenty (20) calendar days after this Information Statement has been sent to all of our stockholders giving them notice of and informing them of the actions approved by such consent.

Given that we have already secured the affirmative consent of the holders of a majority of our voting securities to the Amendment to our Articles of Incorporation, we determined that it would be a more efficient use of limited corporate resources to forego the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders meeting called for such a purpose, and rather proceed through the written consent of the holders of a majority of our voting securities. Spending the additional Company time, money and other resources required by the proxy and meeting approach would have been potentially wasteful and, consequently, detrimental to completing the Amendment in a manner that is timely and efficient for us and our stockholders.

DISTRIBUTION OF INFORMATION STATEMENT

Only one Information Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the Information Statement or by calling our principal executive offices at +86 (570) 435-2001. If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices.  Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

No director, officer, nominee for election as a director, associate of any director, officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein which is not shared by all other stockholders pro rata in accordance with their respective interest.  No director has informed the Company that he intends to oppose any of the corporate actions to be taken by the Company as set forth in this Notice and Information Statement.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our Company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

ADDITIONAL INFORMATION

We are subject to the informational reporting requirements of the Exchange Act and file reports, proxy statements and other information required under the Exchange Act with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Copies of such materials and information from the SEC can be obtained at existing published rates from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. The SEC also maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC which may be downloaded free of charge.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment.  Your consent to the Amendment is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

Neither the SEC nor any state regulatory authority has approved or disapproved these transactions, passed upon the merits or fairness of the transactions, or determined if this Information Statement is accurate or complete.  Any representation to the contrary is a criminal offense.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

CHINA GREEN LIGHTING LIMITED

By Order of the Board of Directors

By: /s/ Liu Chuanling
Liu Chuanling, Chief Executive Officer

EXHIBIT A

ARTICLES OF AMENDMENT

Document must be filed electronically. Paper documents will not be accepted.		Colorado Secretary of State Date and Time: 06/20/2011 02:28 PM ID Number: 20071374307
Document processing fee $25.00
Fees & forms/cover sheets are subject to change. To access other information or print copies of filed documents, visit www.sos.state.co.us and select Business.	$25.00	Document number: 20111349400 Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment
filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number:	20071374307

1. Entity name:	Transit Management Holding Corp.
(If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name: (if applicable)	China Green Lighting Limited

3. Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	“bank” or “trust” or any derivative thereof ☐ “credit union” ☐ “insurance”, “casualty”, “mutual”, or “surety” ☐ “savings and loan”

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation’s period of duration as amended is less than perpetual, state the date on which the period of duration expires:	(mm/dd/yyyy)

OR

If the corporation’s period of duration as amended is perpetual, mark this box: ☒

7. (Optional) Delayed effective date:	07/05/2011
(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Liu Chuanling
(Last) (First) (Middle)(Suffix)
Zhejiang Joinan Lighting Co., Ltd,
(Street name and number or Post Office information)
No. 18, Seventh Xinggong Road
Jiangshan City
(City) (State)(Postal/Zip Code)
Zhejiang China
(Province – if applicable)(Country – if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

Attachment to Articles of Amendment to Articles of Incorporation of
Transit Management Holding Corp.

Item 4:

Article II, Section 1 of the Articles of Incorporation is amended and restated in its entirety as set forth below:

Section 1: Number. The aggregate number of shares which the Corporation shall have authority to issue is One Hundred Million (100,000,000) Common Shares of one class, with unlimited voting rights, all with a par value of $0.001 per share and One Million (1,000,000) Preferred Shares, all with a par value of $0.10 per share, to have such classes and preferences as the Board of Directors may determine from time to time.